(h)(1)(ii)

FORM OF

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

And

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee
(as a percentage of managed assets)
ING BlackRock Global Science and Technology Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Global Equity Option Portfolio	0.10%

ING International Index Portfolio	0.10%

ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio	0.10%

ING Morningstar U.S. Growth Index Portfolio	0.10%

ING Opportunistic LargeCap Growth Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Opportunistic LargeCap Value Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Russell™ Global Large Cap Index 85% Portfolio	0.10%

ING Russell™ Large Cap Index Portfolio	0.10%

ING Russell™ Mid Cap Index Portfolio	0.10%

ING Russell™ Small Cap Index Portfolio	0.10%

ING U.S. Government Money Market Portfolio	0.10%

ING VP Index Plus LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING VP Index Plus MidCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING VP Index Plus SmallCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING VP Small Company Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	0.10%